As filed with the Securities and Exchange Commission on March 2, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Guardant Health, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	45-4139254
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
505 Penobscot Dr. Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

2018 Incentive Award Plan
2018 Employee Stock Purchase Plan
(Full Title of the Plan)

Helmy Eltoukhy
Chief Executive Officer and Co-Founder
505 Penobscot Dr.
Redwood City, California, 94603
(855) 698-8887
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy Drew Capurro Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 Telephone: (714) 540-1235 Facsimile: (714) 755-8290

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.00001 par value per share
--- 2018 Incentive Award Plan	3,689,000 (3)	$76.26	$281,323,140.00	$36,515.74
--- 2018 Employee Stock Purchase Plan	942,614 (4)	$76.26	$71,883,743.64	$9,330.51
Total	4,631,614	-	$353,206,883.64	$45,846.25

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2018 Incentive Award Plan (the “2018 Plan”) and the 2018 Employee Stock Purchase Plan (as amended, the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on February 25, 2020, which date is within five business days prior to filing this Registration Statement.

(3)	Represents additional shares of the Registrant’s common stock that became available for issuance on January 1, 2020 under the 2018 Plan, by operation of an automatic annual increase provision therein.
(4)	Represents additional shares of the Registrant’s common stock that became available for issuance on January 1, 2020 under the ESPP, by operation of an automatic annual increase provision therein.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 4,631,614 shares of common stock of Guardant Health, Inc. (the “Registrant”) issuable under the following employee benefit plans for which registration statement of the Registrant on Form S-8 (File No. 333-227762) is effective: (i) the Guardant Health, Inc. 2018 Incentive Award Plan which, as a result of the operation of an automatic annual increase provision therein, added 3,689,000 shares of common stock, and (ii) the Guardant Health, Inc. 2018 Employee Stock Purchase Plan which, as a result of the operation of an automatic annual increase provision therein, added 942,614 shares of common stock.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 2, 2020;
(b)
The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from its Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2019;

(c)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 24, 2020 (Item 5.02 only); and
(d)
The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-38683), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 1, 2018 including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on the date hereof or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	Date	Number	File Number
4.1	Amended and Restated Certificate of Incorporation.	8-K	10-9-18	3.1	001-38683
4.2	Amended and Restated Bylaws.	8-K	10-9-18	3.2	001-38683
5.1	Opinion of Latham & Watkins LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (incorporated by reference to the signature page hereto).					X
99.1(a)	2018 Incentive Award Plan.	S-8	10-10-18	99.2(a)	333-227762
99.1(b)	Form of Stock Option Grant Notice and Stock Option Agreement under the 2018 Incentive Award Plan.	S-1/A	9-21-18	10.9(a)	333-227206
99.1(c)	Form of Restricted Stock Grant Notice and Restricted Stock Agreement under the 2018 Incentive Award Plan.	S-1/A	9-21-18	10.9(b)	333-227206
99.1(d)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2018 Incentive Award Plan.	S-1/A	9-21-18	10.9(c)	333-227206
99.2(a)	2018 Employee Stock Purchase Plan.	S-8	10-10-18	99.3	333-227762
99.2(b)	First Amendment to 2018 Employee Stock Purchase Plan.	10-K	3-29-19	10.4(a)	001-38683

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on March 2, 2020.

Guardant Health, Inc.

By:	/s/ Helmy Eltoukhy
Helmy Eltoukhy
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Helmy Eltoukhy and Derek Bertocci and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Helmy Eltoukhy Helmy Eltoukhy	Chief Executive Officer (Principal Executive Officer) and Director	March 2, 2020

/s/ Derek Bertocci Derek Bertocci	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 2, 2020

/s/ AmirAli Talasaz AmirAli Talasaz	President, Chief Operating Officer and Chairman of the Board of Directors	March 2, 2020

/s/ Bahija Jallal Bahija Jallal	Director	March 2, 2020

/s/ Samir Kaul Samir Kaul	Director	March 2, 2020

/s/ Ian Clark Ian Clark	Director	March 2, 2020

/s/ Stanley Meresman Stanley Meresman	Director	March 2, 2020

/s/ Dipchand Nishar Dipchand Nishar	Director	March 2, 2020